UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 26, 2007

Everest Reinsurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14527	22-3263609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Martinsville Road P.O. Box 830 Liberty Corner, New Jersey	07938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 908-604-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following documents are filed with reference to and are hereby incorporated by reference into the Registration Statement on Form S-3 (File No. 333-130044), as amended, filed with the Securities and Exchange Commission by, inter alia, Everest Reinsurance Holdings, Inc. on December 1, 2005.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated April 26, 2007, among Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as Representatives of the several underwriters named therein, and Everest Reinsurance Holdings, Inc.

1.2	Pricing Agreement, dated April 26, 2007, among Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as Representatives of the several underwriters named in Schedule I thereto, and Everest Reinsurance Holdings, Inc.

4.1	Third Supplemental Indenture, dated May 3, 2007, among Everest Reinsurance Holdings, Inc. and The Bank of New York, as trustee.

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, as to the validity of the Notes issued by Everest Reinsurance Holdings, Inc.

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP, as to certain tax matters.

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1).

99.1	Replacement Capital Covenant, dated April May 3, 2007, of Everest Reinsurance Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST REINSURANCE HOLDINGS, INC.

By:	/S/ CRAIG EISENACHER
Craig Eisenacher Executive Vice President and Chief Financial Officer

Dated: May 3, 2007

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Underwriting Agreement, dated April 26, 2007, among Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as Representatives of the several underwriters named therein, and Everest Reinsurance Holdings, Inc.

1.2	Pricing Agreement, dated April 26, 2007, among Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as Representatives of the several underwriters named in Schedule I thereto, and Everest Reinsurance Holdings, Inc.

4.1	Third Supplemental Indenture, dated May 3, 2007, among Everest Reinsurance Holdings, Inc. and The Bank of New York, as trustee.

5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, as to the validity of the Notes issued by Everest Reinsurance Holdings, Inc.

8.1	Opinion of Mayer, Brown, Rowe & Maw LLP, as to certain tax matters.

23.1	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1).

99.1	Replacement Capital Covenant, dated May 3, 2007, of Everest Reinsurance Holdings, Inc.